Exhibit 4.1
NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER APPLICABLE STATE SECURITIES OR BLUE SKY LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.
COMMON STOCK PURCHASE WARRANT
FLYEXCLUSIVE, INC.
Warrant Number: [__]    Issue Date: [___], 2024
THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, [EnTrust Emerald (Cayman) LP, a Cayman Islands limited partnership][EG Sponsor LLC, a Delaware limited liability company], or its registered assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, to subscribe for and purchase from flyExclusive, Inc., a Delaware corporation (the “Company”), up to [___]1 shares of Class A common stock, par value $0.0001 per share, of the Company (the “Common Stock”) in accordance with the terms of this Warrant (such shares of Common Stock, the “Warrant Shares”). The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).
This Warrant is issued pursuant to that certain Securities Purchase Agreement, dated August 8, 2024, by and among the Company, the Holder and the other Purchaser(s) party thereto (the “Purchase Agreement”).
Section 1.Definitions; Purchase Agreement. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Purchase Agreement. For the avoidance of doubt, whenever this Warrant references terms of, or provisions being in accordance with provisions of, the Purchase Agreement, such terms and provisions of the Purchase Agreement shall be deemed incorporated into this Warrant and to be part hereof as though set forth herein.
1 To insert 4,000,000 for EnTrust Emerald (Cayman) LP on Initial Closing Date and 1,000,000 for EG Sponsor LLC on Subsequent Closing Date.

Section 2.Exercise.
(a)Exercise of Warrant. Beginning on the Issue Date and until the fifth anniversary of the Issue Date (the “Termination Date”), this Warrant may be exercised, in whole or in part, at any time or times, by delivery to the Company of a duly executed facsimile copy or PDF copy submitted by e-mail (or e-mail attachment) of the Notice of Exercise in the form attached hereto as Exhibit A (the “Notice of Exercise”). Within two (2) Trading Days following the date of exercise, the Holder shall deliver the aggregate Exercise Price for the Warrant Shares specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank, unless the cashless exercise procedure referenced in Section 2(c) below is specified in the applicable Notice of Exercise. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise be required if the Warrant Shares are to be issued in the exact name of the Holder as shown on the records of the Company or its transfer agent at the time of exercise. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company to effect an exercise hereunder until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date on which the final Notice of Exercise is delivered to the Company. It is understood and agreed that to surrender this Warrant to the Company for any purpose under this Warrant, the Holder only needs to e-mail to the Company e-mail address provided in Section 5(h) an electronic copy of the Warrant and state such Holder’s intent to surrender the Warrant. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise within one (1) Trading Day of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.
(b)Exercise Price. The exercise price per share of Common Stock under this Warrant shall be $0.01 (the “Exercise Price”).
(c)Cashless Exercise. At any time, as an alternative to a cash exercise, this Warrant may be exercised, in whole or in part, by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing ((A-B) x (X)) by (A), where:
(A) = as applicable: (i) the VWAP on the date of the applicable Notice of Exercise (excluding the date of the applicable Notice of Exercise) if such Notice of Exercise is (1) both executed and delivered pursuant to Section 2(a) hereof on a day that is not a Trading Day, (2) both executed and delivered pursuant to Section 2(a) hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b) of Regulation NMS promulgated under the federal securities laws) on such date, or (3) both executed and delivered pursuant to Section 2(a) hereof during “regular trading hours” on a Trading Day or (ii) the VWAP on the date of the applicable Notice of Exercise (including the date of the applicable Notice of Exercise) if such Notice of Exercise is executed and delivered after the close of “regular trading hours” on a Trading Day;
(B) = the Exercise Price of this Warrant; and
(X) = the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.
If Warrant Shares are issued in such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the Warrant Shares shall take on the characteristics of the Warrants being exercised, and the holding period of the Warrant Shares being issued may be tacked on to the holding period of this Warrant. The Company agrees not to take any position contrary to this Section 2(c).
“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the average of the daily volume weighted average price of the Common Stock for the five (5) Trading Days immediately preceding such date on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time) determined without regard to afterhours trading or any other trading outside the regular trading session or trading hours), (b) if OTCQB or OTCQX is not a Trading Market, the average of the daily volume weighted average price of the Common Stock for the five(5) Trading Days immediately preceding such date on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on the Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the average of the daily volume weighted average ask price per share of the Common Stock so reported for the five (5) Trading Days immediately preceding such date, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.
Notwithstanding anything herein to the contrary, on the Termination Date, this Warrant shall be automatically deemed exercised via cashless exercise pursuant to this Section 2(c).
(d)Mechanics of Exercise.
(i)Delivery of Warrant Shares Upon Exercise. The Company shall cause the Warrant Shares purchased hereunder to be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the resale of the Warrant Shares by the Holder, (B) the Warrant Shares are

eligible for resale by the Holder under Rule 144 without volume or manner-of-sale limitations and without the Company being in compliance with the current public information requirements of Rule 144, (C) the Holder has concurrently confirmed a sale of the Warrant Shares pursuant to the requirements of Rule 144, or (D) a legend is not otherwise required on the Warrant Shares under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission), and otherwise by delivery of evidence of issuance of the Warrant Shares in book entry with the Transfer Agent, registered in the Company’s share register in the name of the Holder or its designee, to the email address specified in such Notice of Exercise, by the date that is the earliest of (i) two (2) Trading Days after the delivery to the Company of the Notice of Exercise, if the Company has by such date received the Exercise Price (other than in the case of cashless exercise), and (ii) one (1) Trading Day after delivery of the aggregate Exercise Price to the Company (such date, the “Warrant Share Delivery Date”). Upon delivery of the Notice of Exercise, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the Warrant Shares, provided that payment of the aggregate Exercise Price (other than in the case of a cashless exercise) is received within two (2) Trading Days following delivery of the Notice of Exercise. The Company agrees to maintain a transfer agent that is a participant in the DTC Fast Automated Securities Transfer (FAST) Program so long as this Warrant remains outstanding and exercisable.
(ii)Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical to this Warrant.
(iii)Rescission Rights. If the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to Section 2(d)(i) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise by delivering written notice to the Company at any time prior to the delivery of the Warrant Shares. Additionally, in the event that the Company provides notice to the Holder of any stop order relating to, or the suspension or withdrawal of the effectiveness of, the Registration Statement in accordance with Section 4.6 of the Purchase Agreement, the Company shall, at the election of the Holder, either (y) rescind any previously submitted (and outstanding) Notice of Exercise and the Company shall return any Exercise Price paid to the Holder or (z) treat the attempted exercise as a cashless exercise as described herein and return any Exercise Price paid to the Holder.
(iv)No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

(v)Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company in accordance with Section 5.1 of the Purchase Agreement, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder in the Notice of Exercise; provided, however, that notwithstanding Section 5.1 of the Purchase Agreement, in the event that Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto as Exhibit B duly executed by the Holder and the Company shall have the right to require, as a condition thereto, the prior or contemporaneous payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The provisions of Section 5.1 of the Purchase Agreement shall not be limited except as to the extent provided for in the foregoing sentence. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant Shares, in each case, if applicable.
(vi)Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.
Section 3.Certain Adjustments.
(a)Stock Dividends and Splits. If the Company, at any time on or after the date of the Purchase Agreement and while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), or (ii) subdivides (by any stock split, recapitalization or otherwise) outstanding shares of Common Stock into a greater number of shares, the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to any such dividend, distribution or subdivision shall be proportionately increased. If the Company at any time combines (by combination, reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such combination shall be proportionately decreased. Any adjustment made pursuant to this Section 3(a) shall become effective at the close of business on the effective date of the dividend, subdivision or combination.
(b)Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company (including without limitation through a Subsidiary), directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company (including without limitation through a Subsidiary), directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted for shares representing more than 50% of the outstanding Common Stock or more than 50% of the voting power of the common equity of the Company, (iv) the Company, directly or indirectly, in one or more related transactions effects any reorganization of the Company or any of its Subsidiaries or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company (including without limitation through a Subsidiary), directly or indirectly, in one or more related transactions (other than one or more bona fide financing transactions) consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding shares of Common Stock or more than 50% of the voting power of the common equity of the Company (“group” status being determined in accordance with Section 13(d) of the Exchange Act) (each a “Fundamental Transaction”), to the extent any portion of this Warrant remains unexercised, then following such Fundamental Transaction the Holder shall have the right to receive, upon exercise of this Warrant, in lieu of or in addition to (as the case may be) the number of Warrant Shares then exercisable under this Warrant, the same amount and kind of securities, cash or property as the Holder would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant (the “Alternate Consideration”). In such case, appropriate adjustment (in form and substance satisfactory to the Holder) shall be made with respect to the Holder’s rights under this Warrant to insure that the provisions of this Section 3 hereof shall thereafter be applicable, as nearly as possible, to this Warrant in relation to any shares of stock, securities or assets thereafter acquirable upon exercise of this Warrant. If the Company undertakes a Fundamental Transaction in which the Company is not the surviving entity and the Alternate Consideration includes securities of another Person, then the Company shall provide that, prior to or simultaneously with the consummation of such Fundamental Transaction, any successor to the Company, surviving entity or other Person (including any purchaser of assets of the Company) shall assume the obligation to deliver to the Holder such Alternate Consideration as the Holder is entitled to receive in accordance with the foregoing provisions, and to assume the other obligations under this Warrant. The provisions of this paragraph (b) shall similarly apply to subsequent transactions analogous of a Fundamental Transaction type.
(c)Certain Events. If any event of the type contemplated by the provisions of this Section 3 but not expressly provided for by such provisions occurs at any time, then the Company shall make an appropriate adjustment in the number of Warrant Shares issuable upon exercise of this Warrant so as to protect the rights of the Holder in a manner consistent with the provisions of this Section 3; provided, that no such adjustment pursuant to this Section 3(c) shall decrease the number of Warrant Shares issuable as otherwise determined pursuant to this Section 3 without the consent of the Holder, unless such adjustment applies to all outstanding shares of Common Stock.

(d)Calculations. All calculations under this Section 3 shall be made to the nearest 1/100th of a share. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.
(e)Notice to Holder.
(i)Notice as to Adjustment. Whenever any adjustments are made pursuant to any provision of this Section 3, the Company shall promptly deliver to the Holder by email a notice setting forth in reasonable detail such adjustment, including the number of Warrant Shares or the amount, if any, of other securities issuable or assets or other consideration to which the Holder is entitled as a result of such adjustment.
(ii)Notice to Allow Exercise by Holder. If during the term in which the Warrant may be exercised (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by email to the Holder at its last email address as it shall appear upon the Warrant Register of the Company, at least ten (10) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.
Section 4.Transfer of Warrant.
(a)Transferability. Subject to compliance with any applicable securities laws and to the provisions of Section 4.1 of the Purchase Agreement, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer, in accordance with Section 2(d)(v). Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company, unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within three (3) Trading Days of the date on which the Holder delivers a duly executed Assignment Form to the Company assigning this Warrant in full. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.
(b)New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the initial issuance date of this Warrant and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.
(c)Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.
(d)Representation by the Holder. The Holder, by the acceptance hereof, represents and warrants that it is acquiring this Warrant and, upon any exercise hereof, will acquire the Warrant Shares issuable upon such exercise, for its own account and not with a view to or for distributing or reselling such Warrant Shares or any part thereof in violation of the Securities Act or any applicable state securities law, except pursuant to sales registered or exempted under the Securities Act.
Section 5.Miscellaneous.
(a)No Rights as Stockholder Until Exercise; No Settlement in Cash. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2(d)(i), except as expressly set forth in Section 3. Without limiting any rights of a Holder to receive Warrant Shares in a “cashless exercise” pursuant to Section 2(c) or to receive cash payments pursuant to

Section 2(d)(iv) herein, in no event shall the Company be required to net cash settle an exercise of this Warrant.
(b)Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.
(c)Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Trading Day, then, such action may be taken or such right may be exercised on the next succeeding Trading Day.
(d)Authorized Shares. The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of this Warrant will, upon such exercise and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue that are payable by the Holder in accordance with Section 2(d)(v)).
Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will, so long as any of the Warrants are outstanding, (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.
(e)Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation, including governing law, of this Warrant shall be determined in accordance with the provisions of the Purchase Agreement.
(f)Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered and the Holder does not utilize cashless exercise, will have restrictions upon resale imposed by state and federal securities laws.
(g)Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies. Without limiting any other provision of this Warrant or the Purchase Agreement, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.
(h)Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company or to the Company by the Holder shall be delivered in accordance with the notice provisions of the Purchase Agreement.
(i)Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.
(j)Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to seek specific performance of its rights under this Warrant. The Company agrees that monetary damages may not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.
(k)Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS WARRANT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING

OUT OF OR RELATING TO THIS WARRANT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
(l)Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.
(m)No Third-Party Beneficiaries. This Warrant is for the sole benefit of the Company and the Holder and their respective successors and, in the case of the Holder, permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Warrant.
(n)Amendment; Waiver. Except as otherwise provided herein, the provisions of the Warrants may be modified or amended, or the obligations of the Company waived, only if the Company has obtained the written consent of the Holder.
(o)Counterparts. This Warrant may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Warrant delivered by e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Warrant.
(p)Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.
(q)Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.
(r)Antitrust Filing. If, in connection with the exercise of this Warrant, a filing is required pursuant to any applicable antitrust laws, then the Company, on the one hand, and the Holder, on the other hand, shall, at the request of the Holder, (a) as promptly as practicable, make, or cause or be made, all filings and submissions required under applicable antitrust laws, and (b) use their commercially reasonable efforts to obtain, or cause to be obtained, approval of the exercise of this Warrant or the termination or expiration of the applicable waiting period (“Antitrust Approval”), and notwithstanding anything to the contrary in this Warrant, the exercise of this Warrant shall be contingent upon, and subject to, the receipt of any required Antitrust Approval (as determined by the Holder) and such exercise shall be delayed until such Antitrust Approval is received.
(Signature Page Follows)

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.
FLYEXCLUSIVE, INC.

By:
Name:
Title:

EXHIBIT A
NOTICE OF EXERCISE
TO:    flyExclusive, Inc.
(1)The undersigned hereby elects to purchase            Warrant Shares of the Company pursuant to the terms of the attached Warrant, and tenders herewith payment of the Exercise Price in full, together with all applicable transfer taxes, if any.
(2)The Exercise Price shall take the form of (check applicable box):
[          ] lawful money of the United States; or
[          ] the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).
(3)Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below.
(4)The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.
The Warrant Shares shall be delivered to the following DWAC Account Number:

[SIGNATURE OF HOLDER]
Name of Investing Entity:
Signature of Authorized Signatory of Investing Entity:
Name of Authorized Signatory:
Title of Authorized Signatory:
Date:

EXHIBIT B
ASSIGNMENT FORM
(To assign the foregoing warrant, execute
this form and supply required information.
Do not use this form to exercise the warrant.)
FLYEXCLUSIVE, INC.
FOR VALUE RECEIVED, all of or [               ] shares of Warrant Number            and all rights evidenced thereby are hereby assigned to the following:
Name:        .
Address:         .
        .
        .
Dated: _______________, _______
Holder’s Name:
Holder’s Signature:
Holder’s Address:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

    15